SCHEDULE 14A
                          (Rule 14a-101)
               INFORMATION REQUIRED IN PROXY STATEMENT
                       SCHEDULE 14A INFORMATION

            Proxy Statement Pursuant to Section 14(a) of the
                    Securities Exchange Act of 1934

Filed by the registrant [X]

Filed by a party other than the registrant  [_]

Check    the appropriate box:          [_]  Confidential,  for Use of the
[_] Preliminaryproxy  statement             Commission  Only (as permitted
[X] Definitive  proxy statement             by Rule 14a-6(e)(2))
[_] Definitive  additional materials
[_] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                      Communications Systems, Inc.
- ------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                      Communications Systems, Inc.
- ------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2
       or Items 22(a)(2) of Schedule A.
[_]   $500 per each party to the controversy pursuant to Exchange Act
       Rule 14a-6(i)(3).
[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)      Title of each class of securities to which transaction applies:
      (2)      Aggregate number of securities to which transactions applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
      (4)      Proposed maximum aggregate value of transaction:
      (5)      Total fee paid:

[_]   Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)      Amount previously paid:
      (2)      Form, Schedule or Registration Statement No.:
      (3)      Filing party:
      (4)      Date filed:

                     COMMUNICATIONS SYSTEMS, INC.



                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            May 14, 1996



     Notice is hereby given that the Annual Meeting of Shareholders of Communications Systems, Inc. will be held at The Marquette Hotel, 7th and Marquette, 50th Floor, Minneapolis, Minnesota 55402, on Tuesday, May 14, 1996 at 3:00 p.m., Central Daylight Time, for the following purposes:

     1. To elect three (3) directors to hold office until the 1999 Annual Meeting of Shareholders or until their successors are elected.

     2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on March 22, 1996 as the record date for determination of shareholders entitled to notice of and to vote at the meeting.


                                             By Order of the Board of Directors


                                             Richard A. Primuth,
                                             Secretary

Hector, Minnesota
April  9, 1996

     TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

                        COMMUNICATIONS SYSTEMS, INC.

                            213 South Main Street
                           Hector, Minnesota 55342
                               (320) 848-6231



                               PROXY STATEMENT



     This Proxy Statement is furnished to the shareholders of Communications Systems, Inc. ("CSI" or the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held at The Marquette Hotel, 7th and Marquette, 50th Floor, Minneapolis, Minnesota 55402 on Tuesday, May 14, 1996, beginning at 3:00 p.m. or at any adjournment or adjournments thereof. The cost of this solicitation will be paid by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

     Any proxy may be revoked at any time before it is voted by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting. If not so revoked, the shares represented by such proxy will be voted by the persons designated as proxies in favor of the matters indicated. In the event any other matters which properly come before the meeting require a vote of shareholders, the persons named as proxies will vote in accordance with their judgment on such matters. The Company's corporate offices are located at 213 South Main Street, Hector, Minnesota 55342, and its telephone number is (612) 848-6231. The mailing of this Proxy Statement to shareholders of the Company commenced on or about April 9, 1996.

     The total number of shares outstanding and entitled to vote at the meeting as of March 22, 1996 consisted of 9,311,210 shares of $.05 par value Common Stock. Only shareholders of record at the close of business on March 22, 1996 will be entitled to vote at the meeting. Each share of Common Stock is entitled to one vote. Cumulative voting in the election of directors is not permitted. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

     Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on any particular item of business would not constitute a quorum for the transaction of business at the meeting, then that item must be approved by holders of a majority of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Shareholders will be tabulated at the meeting to determine whether or not a quorum is present. Abstentions on a particular item of business will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining approval of the matter. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number of shares of the Company's Common Stock owned by each person known by the Company to own of record or beneficially five percent (5%) or more of the Company's Common Stock and all officers and directors of the Company as a group using information available as of March 12, 1996.

 Name and Address          Amount and Nature of                        Percent
 of Beneficial Owner       Beneficial Ownership                        of Class

 Curtis A. Sampson             1,668,988(1)                              17.9%
 213 South Main Street
 Hector, MN  55342

 First Bank System Inc.          680,600                                  7.3%
 601 2nd Ave. South
 Minneapolis, MN  55402

 George D. Bjurman               564,100                                  6.1%
   & Associates
 George Andrew Bjurman
 Owen Thomas Barry III
 10100 Santa Monica Blvd.
 Suite 1200
 Los Angeles, CA  90067

 John C. Ortman                  539,350(2)                               5.8%
 1506 17th Street
 Lawrenceville, IL  62439

 All directors and executive
 officers as a group
 (12 persons)                  2,751,378(3)                              29.6%


     (1) Includes 13,898 shares owned by Mr. Sampson's spouse, as to which beneficial ownership is disclaimed, 44,000 shares which may be purchased within sixty days from the date hereof pursuant to outstanding stock options, and 342,593 shares owned by the Communications Systems, Inc. Employee Stock Ownership Plan ("CSI ESOP") of which Mr. Sampson is a Trustee and 22,969 shares of Company common stock owned by the Hector Communications Corporation Employee Stock Ownership Plan ("Hector ESOP") of which Mr. Sampson is a Trustee. Mr. Sampson disclaims any beneficial ownership of shares owned by the CSI ESOP and the Hector ESOP in excess of the 20,362 shares allocated to his account as of December 31, 1995.

     (2) Includes 10,000 shares which may be purchased within sixty days from the date hereof pursuant to outstanding stock options.

     (3) Includes 2,131,729 shares owned by officers and directors as a group directly, 46,087 shares held by their respective spouses, 208,000 shares which may be purchased by directors and officers within 60 days from the date hereof pursuant to outstanding stock options, 342,593 shares owned by the CSI ESOP and 22,969 shares of Company common stock owned by the Hector ESOP. Messrs. Curtis
A. Sampson, Wayne E. Sampson and Paul N. Hanson serve as Trustees of the CSI ESOP and Mr. Curtis A. Sampson and Mr. Paul N. Hanson serve as Trustees of the Hector ESOP; except for shares allocated to the respective accounts of Mr.
Curtis Sampson and Mr. Paul N. Hanson, Messrs. Sampson, Sampson and Hanson disclaim beneficial ownership of the shares held by such ESOPs.

                     1.  ELECTION OF DIRECTORS

     The Board of Directors has nominated and recommends for election as directors of the Company Mr. Edwin C. Freeman, Mr. Edward E. Strickland and Mr. John C. Ortman each of whom is currently serving as a director of the Company. The Board of Directors believes that each nominee named below will be able to serve, but should a nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

     Information regarding the nominees and other directors filling unexpired terms is set forth on the following page, including information regarding their principal occupations currently and for the preceding five years. Ownership of Common Stock of the Company is given as of March 12, 1996. To the best of the Company's knowledge, unless otherwise indicated below, the persons indicated possess sole voting and investment power with respect to their stock ownership.


                                                                                       Year     Amount of        Percent of
                                                                                      Current     Common      Outstanding
                           Principal Occupation                           Director     Term       Stock            Common
Name and Age               and other Directorships                         Since      Expires   Ownership           Stock

Nominees proposed for Election for Term Expiring in 1999

Edwin C. Freeman           Vice President and General Manager,              1988         1996        20,100(1)        .2%
(40)                       Bro-Tex, Inc. (paper and cloth wiper
                           products, and fiber product recycler)
                           since March, 1992; Project Manager,
                           Corporate Development, National
                           Computer Systems, Inc. from 1989 to
                           1992.

Edward E. Strickland       Business and management                          1981         1996        30,000(2)        .3%
(69)                       consultant; Director of: Green Isle
                           Environmental Services, Inc.
                           (manufacturing); Bio-Vascular, Inc.
                           (medical devices); Intercim, Inc.
                           (factory management software);
                           Hector Communications Corporation
                           (independent telephone companies);
                           and, Avecor Cardiovascular, Inc.
                           (medical devices).

John C. Ortman             Private Investor.  Vice President-Sales          1990         1996       539,350(2)       5.8%
(74)                       of Suttle Apparatus Corporation (CSI's
                           telephone station apparatus subsidiary)
                           from 1968 to 1986.



                                                                                       Year     Amount of         Percent of
                                                                                      Current     Common         Outstanding
                           Principal Occupation                           Director     Term       Stock            Common
Name and Age               and other Directorships                         Since      Expires    Ownership        Stock

Directors Serving Unexpired Terms

Paul J. Anderson           Private Investor.                                1975        1997         178,618(3)       1.9%
(64)

Wayne E. Sampson           Management consultant; director of               1981        1997         367,093(4)       3.9%
(66)*                      Hector Communications Corporation.

Curtis A. Sampson          Chairman of the Board, President and             1969        1998       1,668,988(5)      17.9%
(62)*                      Chief Executive Officer of the
                           Company; Chairman of the Board of
                           Hector Communications Corporation
                           (independent telephone companies).

Joseph W. Parris           Attorney, Mediator, Arbitrator                   1995        1998         110,000          1.2%
(76)                       and Private Investor



*        Wayne E. Sampson and Curtis A. Sampson are brothers.

     (1) Includes 2,100 shares owned by Mr. Freeman's spouse, as to which beneficial ownership is disclaimed and 10,000 shares which may be purchased pursuant to outstanding and presently exercisable stock options.

     (2) Includes 10,000 shares which may be purchased pursuant to outstanding and presently exercisable stock options.

     (3) Includes 30,309 shares owned by Mr. Anderson's wife, as to which beneficial ownership is disclaimed, and 8,000 shares which may be purchased pursuant to outstanding and presently exercisable stock options.

     (4) Includes 14,000 shares owned by Mr. Sampson directly, 500 shares owned by his spouse, as to which beneficial ownership is disclaimed, 342,593 shares owned by the CSI ESOP of which Mr. Sampson is a Trustee and 10,000 shares which may be purchased pursuant to outstanding and presently exercisable stock options. Mr. Sampson disclaims any beneficial ownership of the shares owned by the CSI ESOP.

     (5) See footnote 1 under "Security Ownership of Certain Beneficial Owners and Management."

Information Regarding Board and Board Committees

     The Board of Directors met four times during 1995. Each director nominee and continuing director attended at least 75% of the 1995 meetings of the Board and each committee on which such director served.

     Directors who are not otherwise directly or indirectly compensated by the Company (currently Messrs. P. J. Anderson, E. C. Freeman, J. C. Ortman, W. E. Sampson and E. E. Strickland) receive a monthly retainer of $400 plus $400 for each Board, Audit Committee or Compensation Committee meeting attended. Messrs. Strickland and W. E. Sampson, in consideration for their additional services as members of the Executive Committee, are paid an additional monthly retainer of $350. Mr. C. A. Sampson received no additional cash compensation for service on the Board.

     Each non-employee member of the Board of Directors receives at the time of the annual meeting of the shareholders an option to purchase 2,000 shares of the Company's Common Stock. Each director's option is at a price equal to the fair market value of the Company's Common Stock on the date of grant exercisable over a ten-year period beginning six months after the date the option is granted.

     The Company has an Audit Committee  consisting of Messrs. Paul J. Anderson,
W. E. Sampson and E. E. Strickland which met twice during the last fiscal year. The Audit Committee recommends to the full Board of Directors the selection of independent accountants and reviews the activities and reports of the independent accountants, as well as the internal accounting controls of the Company.

     The Company has a Compensation Committee consisting of Messrs. C. A. Sampson, Edwin C. Freeman and W. E. Sampson. The Compensation Committee met twice during the last fiscal year.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

     The following tables show, for the fiscal years ending December 31, 1995, 1994 and 1993, the cash and other compensation paid to or accrued by the Company for each executive officer whose total cash compensation exceeded $100,000 during fiscal 1995 in all capacities served, as well as information relating to option grants, option exercises and fiscal year end option values applicable to such persons.


                        SUMMARY COMPENSATION TABLE

                                                                           Long-Term
                                                                           Compensation
                                             Annual Compensation              Awards
                                                                           Securities              All
                                                                           Underlying             Other
Name and Principal Position                 Year      Salary     Bonus        Options          Compensation

Curtis A. Sampson, Chief Executive          1995     $160,666    $25,000       12,000
 Officer of the Company (1)                 1994     $147,360    $25,000        8,000
                                            1993     $142,948         -0-      10,600

John C. Hudson, Managing Director           1995     $ 87,130    $74,861        6,000               $41,017
 Austin Taylor Communications (2)           1994     $ 85,475    $99,530        6,000               $57,035
                                            1993     $ 75,000    $36,372       10,000               $40,500

Jeffrey K. Berg, President                  1995     $ 99,132    $20,000       12,000                 (3)
 Suttle Apparatus Corporation               1994     $ 91,934    $20,000       12,000
                                            1993     $ 86,018    $12,500       10,000



     Note: Certain columns have not been included in this table because the information called for therein is not applicable to the Company or the individual named above for the periods indicated.

     (1) Mr. Sampson devotes approximately 60% of his working time to the Company. The balance of his working time Mr. Sampson serves as Chairman and Executive Officer of Hector Communications Corporation, for which he is separately compensated.

     (2) Mr. Hudson became an employee of the Company February 1, 1992. For each of the three years, more than 75% of the amounts listed under "All Other Compensation" represents the Company's contribution to Mr. Hudson's pension plan.

     (3) In July, 1994 the Company loaned Mr. Berg $100,000 at 8% per annum under a promissory note providing for annual interest payments and for repayment of the principal amount in July, 1998. The current balance of the loan is $61,000. The loan is secured by options to acquire 22,000 shares of Company common stock which were granted to Mr. Berg and which have an aggregate, in-the-money value of approximately $112,625 as of date hereof.



                                                 OPTION GRANTS IN 1995

                                                  Individual Grants

                                       % of Total                                 Potential Realizable
                           Number        Options                                    Value at Assumed
                             of          Granted                                         Annual
                          Securities       to                                        Rates of Stock
                          Underlying    Employees       Exercise                   Price Appreciation
                           Options         in             Price      Expiration      for Option Term
Name                       Granted        1995         Per Share         Date        5%          10%

Curtis A. Sampson          12,000         8.9%           $15.40       4/10/00      $29,616     $85,764

John C. Hudson              6,000         4.4%            14.00       4/10/00       23,208      51,282

Jeffrey K. Berg            12,000         8.9%            14.00       4/10/00       46,415     102,564



                                             AGGREGATED OPTION EXERCISES IN 1995
                                                 AND YEAR-END OPTION VALUES

                                                                                               Value of Unexercised
                                                                                               in-the-Money Options
                                          Value Realized                                             at FY-End
                                           (Market Price         Number of Unexercised           (Based on FY-End
                      Shares Acquired    at exercise less          Options at FY-End            Price of $15.75/sh)
Name                    on Exercise       exercise price)     Exercisable  Unexercisable   Exercisable   Unexercisable

Curtis A. Sampson         20,000             $242,625           36,000        8,000          $264,924        $2,800
John C. Hudson              --                  --              18,000        4,000            99,125         7,000
Jeffrey K. Berg           14,000              158,625           26,000        8,000           125,125        14,000


Compensation Committee Interlocks and Insider Participation

     During fiscal 1995, Curtis A. Sampson and Wayne E. Sampson served as members of the Company's Compensation Committee. Mr. C. A. Sampson is the President and Chief Executive Officer of the Company and Mr. W. E. Sampson, a director, is his brother.

                        COMPENSATION COMMITTEE REPORT

     The Compensation Committee appointed by the Company's Board of Directors has primary responsibility in regard to determinations relating to executive compensation and administration of the Company's stock option plans. All decisions by the Compensation Committee pertaining to the compensation of the Company's executive officers are reviewed and approved by the full Board. Mr. Curtis A. Sampson, the Company's Chairman and Chief Executive Officer, did not participate in any discussions or decisions of either the Compensation Committee or the Board of Directors relating to any aspect of his compensation.

Compensation Policies


     It is the objective of the Compensation Committee to pay compensation at levels which will attract, retain and motivate executives with superior leadership and management abilities and to structure the forms of compensation paid such that their interests will be closely aligned with achievement of superior financial performance by the Company. With these objectives in mind, the compensation currently paid to the Company's executive officers principally consists of three elements: base salary, bonus and periodic stock option awards.

Compensation Elements

     Base salaries of the Company's executive officers are generally established by reference to base salaries paid to executives in similar positions with similar responsibilities based upon publicly available compensation surveys and limited informal surveys by Compensation Committee members. Base salaries are reviewed annually. Adjustments to base salaries are determined by reference to individual and company performance having in mind both measurable financial factors, as well as subjective judgments by the Compensation Committee in regard to factors such as development and execution of strategic plans, changes in areas of responsibility and the development and management of employees. The Compensation Committee does not, however, assign specific weights to these various factors in reaching its decisions.

     Bonuses are intended to provide executives with an opportunity to receive additional cash compensation, but only if they earn it through Company and individual performance. After year end results are available, the Committee determines each officer's bonus based on the Company's performance, as measured by such factors as growth in earnings per share, as well as the Compensation Committee's subjective assessment of individual performance in the executive's area of responsibility, but without assigning specific weight to the various factors considered.

     Stock options are awarded to the Company's executives under the Company's 1992 Stock Plan. Stock options represent an additional vehicle for aligning management's and stockholders' interests, specifically motivating executives to remain focused on factors which will enhance the market value of the Company's common stock. If there is no price appreciation in the common stock, the option holders receive no benefit from the stock options, because options are granted with an option exercise price at least equal to the fair market value of the common stock on the date of grant.

     The Compensation Committee did not utilize the foregoing methodology in establishing Mr. Hudson's compensation. Rather, his compensation for 1993, 1994 and 1995 was established by a written contract negotiated at arm's length in connection with the February 1, 1992 acquisition of Austin Taylor Communications Ltd.

Chief Executive Officer Compensation

     Mr. Curtis A. Sampson participates in the same executive compensation plans provided to other senior executives and is evaluated by the same factors applicable to the other executives as described above. Mr.Sampson's total cash compensation for 1995 increased approximately 8% over 1994. In addition, Mr. Sampson was granted options to purchase 12,000 shares in 1995 compared to an option to purchase 8,000 shares awarded in the prior year. The two other members of the Compensation Committee believe that Mr. C. A. Sampson's cash and option compensation is reasonable in relation to the Company's performance during the year which saw the Company's revenues increase 15% from 1994 and the Company's net income increase 34%. Also, in regard to stock options granted to Mr. Sampson, because of his significant holdings of Company common stock, under applicable IRS rules, Mr. Sampson's options are priced at 110% of the market price on the date of grant. The two other members of the Compensation Committee believe, based upon their general knowledge of compensation paid to other chief executives and published regional salary data (but without conducting a formal survey), that Mr. Sampson's total compensation is below that which could be reasonably justified in relation to the scope of his responsibilities, as well as the financial performance of the Company and total shareholder return during the past several years.

Submitted by the Compensation Committee of the Board of Directors

         Edwin C. Freeman           Curtis A. Sampson         Wayne E. Sampson

                               PERFORMANCE GRAPH

     The following graph presents, at the end of each of the Company's last five fiscal years, the cumulative total return on the common stock of the Company as compared to the cumulative total return of the NASDAQ Stock Market Total Return Index (U.S. Companies), NASDAQ Telecommunications Stock Total Return Index, and the NASDAQ Electronics Total Return Index assuming, in each case, the investment of $100 on December 31, 1990 and the reinvestment of all dividends.

                    Comparison Of Five-Year Cumulative Total Return

                                                        Total Return at December 31,
Company or Index                       1990      1991        1992       1993        1994         1995

Communications Systems, Inc.            100       225         249        436         420          539

NASDAQ Stock Market                     100       161         187        215         210          296

NASDAQ Electronics Component Stocks     100       142         222        306         337          560

NASDAQ Telecommunications Stock         100       138         169        261         216          260


                            CERTAIN TRANSACTIONS

Transactions and Shared Management with Hector Communications Corporation

     On July 23, 1990, the Company transferred the stock of the independent telephone companies it owned to Hector Communications Corporation ("HCC") and thereafter distributed the HCC common stock to its shareholders pro rata at the rate of one share of HCC common stock for each two shares of the Company's common stock. Thereafter the Company has had no continuing financial interest in HCC, except for such matters as arise under the Distribution Agreement described below, and except that certain executive officers and other employees of the Company are also employed by and perform similar functions for HCC

     In August, 1990 HCC and the Company entered into a Distribution Agreement pursuant to which the Company has continued to make available to HCC certain centralized staff services and systems, such as payroll and pension plan administration, with the related costs and expenses being paid by HCC. In 1995 and 1994 HCC paid the Company $279,000 and $267,000, respectively, for such services, amounts which management believes are no less than the cost the Company incurred in connection with providing such services.

     Two of the Company's executive officers, Curtis A. Sampson and Paul N. Hanson, each devote approximately 60% of their working time to the Company. Messrs. Sampson and Hanson devote the remainder of their working time to HCC, of which Mr. Sampson serves as Chairman and Chief Executive Officer and Mr. Hanson serves as a director and Treasurer. These officers are separately compensated by HCC for their services to HCC.

Reports to the Securities and Exchange Commission

     The Company's officers, directors and beneficial holders of 10% or more of the Company's securities are required to file reports of their beneficial ownership with the Securities and Exchange Commission on SEC Forms 3, 4 and 5. According to the Company's records, during the period from January 1, 1995 to December 31, 1995, officers, directors and ten percent beneficial holders of the Company filed all reports with the Securities and Exchange Commission required under Section 16(a) related to their beneficial ownership. To the best of the Company's knowledge, all such reports have been filed in a timely manner.



                            THE COMPANY'S AUDITORS

     Deloitte & Touche LLP have been the auditors for the Company since 1982 and have been selected by the Board of Directors, upon recommendation of the Audit Committee, to serve as such for the current fiscal year. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement and will be available to respond to appropriate questions.

                 SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     The proxy rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the Company, to present proposals for shareholder action in the Company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by Company action in accordance with the Commission's proxy rules. The next annual meeting of the shareholders of Communications Systems, Inc. is expected to be held on or about May 14, 1997 and proxy materials in connection with that meeting are expected to be mailed on or about March 31, 1997. Shareholder proposals prepared in accordance with the Commission's proxy rules to be included in the Company's Proxy Statement must be received at the Company's corporate office, 213 South Main Street, Hector, Minnesota 55342, Attention: President, by December 15, 1996, in order to be considered for inclusion in the Board of Directors' Proxy Statement and proxy card for the 1997 Annual Meeting of Shareholders. Any such proposals must be in writing and signed by the shareholder.

     The Bylaws of the Company establish an advance notice procedure with regard to (i) certain business to be brought before an annual meeting of shareholders of the Company and (ii) the nomination by shareholders of candidates for election as directors.

     Properly Brought Business. The Bylaws provide that at the annual meeting only such business may be conducted as is of a nature that is appropriate for consideration at an annual meeting and has been either specified in the notice of the meeting, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a shareholder who has given timely written notice to the Secretary of the Company of such shareholder's intention to bring such business before the meeting. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year's annual meeting. Notice relating to the conduct of such business at an annual meeting must contain certain information as described in Section 2.9 of the Company's Bylaws, which are available for inspection by shareholders at the Company's principal executive offices pursuant to Section 302A.461, subd. 4 of the Minnesota Statutes. Nothing in the Bylaws precludes discussion by any shareholder of any business properly brought before the annual meeting in accordance with the Company's Bylaws.

     Shareholder Nominations. The Bylaws provide that a notice of proposed shareholder nominations for the election of directors must be timely given in writing to the Secretary of the Company prior to the meeting at which directors are to be elected. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year's annual meeting. The notice to the Company from a shareholder who intends to nominate a person at the meeting for election as a director must contain certain information as described in Section 3.7 of the Company's Bylaws, which are available for inspection by shareholders as described above. If the presiding officer of a meeting of shareholders determines that a person was not nominated in accordance with the foregoing procedure, such person will not be eligible for election as a director.

                              OTHER MATTERS

     Management knows of no other matters that will be presented at the meeting. If any other matters arise at the meeting, it is intended that the shares represented by the proxies in the accompanying form will be voted in accordance with the judgment of the persons named in the proxy.

     The Company is transmitting with this Proxy Statement its Annual Report for the year ended December 31, 1995. Shareholders may receive, without charge, a copy of the Company's 1995 Form 10-K Report as filed with the Securities and Exchange Commission by writing to Assistant Secretary, Communications Systems, Inc., 213 South Main Street, Hector, Minnesota 55342.

                                             By Order of the Board of Directors,



                                             Richard A. Primuth,
                                             Secretary

                        COMMUNICATIONS SYSTEMS, INC.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 14, 1996

     The undersigned hereby appoints Curtis A. Sampson and Joseph W. Parris, or any of them, as proxies, with full power of substitution to vote all the shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Communications Systems, Inc., to be held Tuesday, May 14, 1996, at 3:00 p.m. Central Daylight Time at The Marquette Hotel, 7th and Marquette, 50th Floor, Minneapolis, Minnesota 55402, or at any adjournments thereof, hereby revoking all former proxies. The undersigned said proxies to vote as follows:

1. Election of Directors for terms expiring at 1999 Annual Shareholders Meeting.

__WITH AUTHORITY to vote for all      __WITHOUT AUTHORITY to vote for nominees
nominees listed below (except as         listed below
indicated to the contrary)

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)

  Edwin C. Freeman              Edward E. Strickland            John C. Ortman

                    ___________________________________

                (Continued and to be signed on reverse side)

                     (Continued from previous side)


2.  In their discretion upon any matters coming before the meeting.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS AND THE PROPOSALS SUMMARIZED ON THE REVERSE SIDE OF THIS CARD UNLESS OTHERWISE SPECIFIED.
                                    Number of Shares:

                                    Dated ____________________, 1996


                                    ____________________________________
                                    Signature


                                    ____________________________________
                                    Signature if held jointly

         Please date and sign exactly as your name(s) appears below indicating, where proper, official position or representative capacity in which you are signing. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.